Exhibit 10.9

Execution Version

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of August 31, 2020, by and between Tortoise Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), and CIBC National Trust Company, a limited-purpose national trust company, for and on behalf of one or more investment vehicles, separate accounts and other clients for which CIBC National Trust Company or its affiliates serves as discretionary or non-discretionary investment manager (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”);

WHEREAS, the Company has confidentially submitted with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 25,000,000 units (or 28,750,000 units if the IPO over-allotment option is exercised in full) (the “Public Units”), at an expected price of $10.00 per Public Unit (the “IPO Unit Price”), each Public Unit is currently comprised of one Class A ordinary share, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, the Company may amend the Registration Statement to increase the size of the IPO and make other changes to the terms of the IPO including with respect to the portion of redeemable warrants to be included as part of the Public Units;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate the Business Combination;

WHEREAS, in connection with the Business Combination, the Company may enter into agreements with investors pursuant to which such investors will purchase Class A Shares in a private placement (the “PIPE”);

WHEREAS, the parties hereto desire to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”) and in connection with the PIPE, the Company shall issue and sell to the Purchaser, and the Purchaser shall subscribe for and purchase from the Company, as part of the aggregate proceeds to be raised in the PIPE, the number of Forward Purchase Units (as defined below) determined pursuant the terms hereof, on the terms and conditions set forth herein; and

WHEREAS, proceeds from the IPO and from the sale in a private placement of certain Warrants to the Company’s sponsor will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Commitment.

(a) Subject to the terms and conditions hereof and provided the Company elects, in its sole and absolute discretion, to offer the Purchaser the opportunity to purchase the Forward Purchase Units (as defined herein) and the Purchaser accepts such offer, the Purchaser hereby commits to purchase at least a minimum aggregate amount equal to either (i) 10% of the gross proceeds from the PIPE or (ii) 10% of the gross proceeds from the IPO, at the Purchaser’s sole discretion (the “Minimum Aggregate Amount”), and up to a maximum aggregate amount of $100,000,000 (the “Maximum Aggregate Amount”) of forward purchase units at a price per unit equal to the IPO Unit Price, each consisting of one Class A Share (the “Forward Purchase Shares”) and one-fourth of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Forward Purchase Warrants”), each having the same terms as, respectively, the Public Shares and the Public Warrants offered to the public in the IPO (such Forward Purchase Shares and Forward Purchase Warrants, collectively, the “Forward Purchase Units”). With the consent of the Company and the Purchaser, the Purchaser may constitute the only purchaser in the PIPE. For the avoidance of doubt, the Forward Purchase Units will have the same terms as the Public Units offered to the public other than as described in Section 4 and Section 5 of this Agreement.

(b) If the Company elects to offer the Purchaser the opportunity to purchase the Forward Purchase Units, the Purchaser shall specify the maximum aggregate amount between the Minimum Aggregate Amount and the Maximum Aggregate Amount (the “Specified Amount”) of Forward Purchase Units that the Purchaser is willing to subscribe for and purchase at the Closing (as defined below). Notwithstanding the provisions of this Section 1, the Company shall have the right to specify, in its sole and absolute discretion and at any time prior to or after the Purchaser shall have indicated its Specified Amount, an amount below the Specified Amount that the Company is willing to offer, issue and sell to the Purchaser at the Closing. If the Purchaser, in its sole and absolute discretion, accepts such offer, the Company shall issue and sell to the Purchaser the agreed upon amount of Forward Purchase Units at the Closing as determined pursuant to this Section 1(b).

2. Representations, Warranties and Agreements.

(a) Representations and Warranties of the Purchaser. To induce the Company to issue the Forward Purchase Units to the Purchaser, the Purchaser hereby represents and warrants to the Company and agrees with the Company as follows:

(i) Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by each of the parties hereto, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (C) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(ii) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement do not violate, conflict with or constitute a default under (A) the formation and governing documents of the Purchaser, (B) any agreement, indenture or instrument to which the Purchaser is a party, (C) any law, statute, rule or regulation to which the Purchaser is subject or (D) any agreement, order, judgment or decree to which the Purchaser is subject.

(iii) No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Purchaser in connection with the transactions contemplated by this Agreement.

(iv) Adequacy of Financing. At the time of the Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(v) Experience, Financial Capability and Suitability. The Purchaser is: (A) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Forward Purchase Units and (B) able to bear the economic risk of its investment in the Forward Purchase Units for an indefinite period of time because the Forward Purchase Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Forward Purchase Units are sold pursuant to: (1) an effective registration statement under the Securities Act or (2) an exemption from registration available with respect to such sale. The Purchaser is able to bear the economic risks of an investment in the Forward Purchase Units and to afford a complete loss of the Purchaser’s investment in the Forward Purchase Units.

(vi) Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

(vii) Investment Purposes. The Purchaser is purchasing the Forward Purchase Units solely for investment purposes and not with a view towards the further distribution or dissemination thereof. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(viii) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(ix) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (A) engaged in any general solicitation or (B) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(x) No Government Recommendation or Approval. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Forward Purchase Units.

(xi) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Units, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Units.

(xii) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Units involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(xiii) Restrictions on Transfer; Shell Company. The Purchaser understands the Forward Purchase Units are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Purchaser understands the Forward Purchase Units will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Purchaser understands that any certificates representing the Forward Purchase Units will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Forward Purchase Units, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (A) registration under the Securities Act or (B) an available exemption from registration. The Purchaser agrees that if any transfer of its Forward Purchase Units or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Purchaser agrees not to resell the Forward Purchase Units. The Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Purchaser for the resale of the Forward Purchase Units until one (1) year following the filing of a Form 8-K announcing the consummation of the Business Combination.

(xiv) Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(xv) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Barclays Capital Inc. or Goldman Sachs & Co. LLC. Upon request of the Company, the Purchaser shall confirm this representation with respect to any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(xvi) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the transactions contemplated by this Agreement, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 2(b) and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s other affiliates (collectively, the “Company Parties”).

(b) Representations and Warranties of the Company. To induce the Purchaser to purchase the Forward Purchase Units, the Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

(i) Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(ii) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not violate, conflict with or constitute a default under (A) the Company’s amended and restated memorandum and articles of association, as they may be amended and/or restated from time to time (the “Memorandum and Articles”), (B) any agreement, indenture or instrument to which the Company is a party, (C) any law, statute, rule or regulation to which the Company is subject or (D) any agreement, order, judgment or decree to which the Company is subject.

(iii) Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Forward Purchase Units and the securities issuable upon exercise of the Forward Purchase Warrants (and in the case of the Forward Purchase Shares, the Memorandum and Articles), when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement and registered in the register of members of the Company, will be duly and validly issued, fully paid and non-assessable, as applicable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have or receive good title to the Forward Purchase Units, free and clear of all liens, claims and encumbrances of any kind, other than (A) transfer restrictions under federal and state securities laws and (B) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(iv) No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which (A) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (B) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

(v) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company required pursuant hereto and the authorization and issuance (or reservation for issuance) of the Forward Purchase Units and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each of the parties hereto, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (C) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(vi) Capitalization. The authorized share capital of the Company on the date hereof, consists of 200,000,000 Class A Shares, none of which are issued and outstanding, 20,000,000 Class B ordinary shares, par value $0.0001, 7,187,500 of which are issued and outstanding as of the date hereof (including up to 937,500 shares subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full) and 1,000,000 preference shares, none of which are issued and outstanding. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All of the issued and outstanding Class B ordinary shares have been duly authorized and issued in compliance with all applicable federal and state securities laws and the Memorandum and Articles.

(vii) No Governmental Consents. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the SEC and such state Blue Sky, FINRA and New York Stock Exchange consents and approvals as may be required.

(viii) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D of the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives in connection with the offer and sale of the Forward Purchase Units.

(ix) No Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated by this Agreement and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith.

(x) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in Section 2(b) and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the transactions contemplated by this Agreement, the proposed IPO, the potential PIPE or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2(a) and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

3. Settlement Date and Delivery.

(a) Closing of Purchase of Securities. The consummation and settlement of the purchase and sale of the Forward Purchase Units hereunder (the “Closing”) shall be held at the same date and immediately prior to the Business Combination Closing (the date of the Closing being referred to as the “Closing Date”). At the Closing, if the Company elects to offer the Purchaser the opportunity to purchase the Forward Purchase Units and the Purchaser accepts such offer, the Company will issue to the Purchaser the Forward Purchase Units, each registered in the name of the Purchaser, against delivery of the purchase price for the Forward Purchase Units in cash via wire transfer to an account specified in writing by the Company no later than five Business Days prior to the Closing. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b) Conditions to Closing of the Company. The obligation of the Company to sell the Forward Purchase Units at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 2(a) hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date and the IPO Closing, as the case may be, (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) Business Combination Closing. The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Units.

(iv) No Injunction. No order, writ, judgment, injunction, decree, determination or award shall have been entered by or with any governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Units.

(v) Agreement to Purchase. The Purchaser shall have accepted the Company’s offer to purchase an amount of Forward Purchase Units as determined pursuant to Section 1(b).

(c) Conditions to Closing of the Purchaser. The obligation of the Purchaser to purchase the Forward Purchase Units at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2(b) hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date and the IPO Closing, as the case may be (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Forward Purchase Units.

(iv) Business Combination Closing. The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Units.

(v) No Injunction. No order, writ, judgment, injunction, decree, determination or award shall have been entered by or with any governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Units.

(vi) Agreement to Purchase. The Purchaser shall have accepted the Company’s offer to purchase an amount of Forward Purchase Units as determined pursuant to Section 1(b).

4. Terms of the Forward Purchase Units. The Forward Purchase Units will be substantially identical to the Public Units to be offered in the IPO except that the Forward Purchase Units are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Forward Purchase Units, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (a) registration under the Securities Act or (b) an available exemption from registration under the Securities Act.

5. Restrictions on Transfer.

(a) Securities Law Restrictions. The Purchaser hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Forward Purchase Units unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Forward Purchase Units and the Class A Shares underlying the Forward Purchase Warrants proposed to be transferred shall then be effective or (ii) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and under all applicable state securities laws. All certificates representing the Forward Purchase Units shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

(b) Registration Rights. The Purchaser will be entitled to the same registration rights (the “Registration Rights”) as the purchasers in the PIPE and agrees to enter into a registration rights agreement containing customary terms for transactions of the type contemplated by this Agreement, and in a form substantially similar to that entered into by the purchasers in the PIPE; provided, however, that if the Purchaser is the only participant in the PIPE, the Purchaser will be entitled to registration rights substantially consistent with the registration rights granted to investors by Tortoise Acquisition Corp. (“SPAC I”) in connection with SPAC I’s initial business combination.

6. Board Observer. Until such time as the Registration Statement shall be declared effective, the Company agrees to take such action so as to ensure that as of the effective time of such Registration Statement and at all times thereafter until consummation of the Business Combination the Purchaser shall have the right to designate an observer to the Company’s board of directors (the “Board”); provided, however, that such observer shall not have the right to vote on any matter that shall come before the Board or otherwise have any powers of a member of the Board.

7. Other Agreements.

(a) Further Assurances. Each of the Company and the Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Tortoise Acquisition Corp. II, 5100 W. 115th Place, Leawood, KS 66211, Attention: Steven Schnitzer, with a copy to the Company’s counsel at Vinson & Elkins L.L.P., 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attention: Brenda Lenahan. All communications sent to the Purchaser shall be sent to the address set forth on the signature page hereto.

(c) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 7(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writing that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this Agreement.

(e) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(f) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(g) Assignment. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other party; provided that the Purchaser may assign its rights and obligations to an affiliate without the prior written consent of the other party.

(h) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(i) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(l) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(m) Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated by this Agreement, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

(n) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(o) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(p) Construction. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

(q) Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8. Indemnification. Each party shall indemnify the others against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) automatically:

(i) if the IPO is not consummated on or prior to March 31, 2021;

(ii) if the Business Combination is not consummated within 24 months from the IPO Closing, or 27 months from the IPO Closing if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 24 months from the IPO Closing but has not completed the Business Combination within such 24-month period, including any extensions beyond such term effected pursuant to the terms of the Memorandum and Articles; or

(iii) if the Purchaser or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Purchaser or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 9, the purchase price for the Forward Purchase Units (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, stockholders or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 9 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

10. Disclosure. The Purchaser hereby acknowledges that (a) the terms of this Agreement will be disclosed in the Registration Statement, (b) this Agreement will be filed with the SEC as an exhibit to the Registration Statement and (c) the Company will disclose the terms of this Agreement to potential IPO investors, potential Business Combination targets and potential PIPE investors.

11. Waiver of Claims Against Trust. The Purchaser hereby acknowledges that it is aware that the Company will establish a Trust Account for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by the Purchaser. The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by the Purchaser. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

CIBC NATIONAL TRUST COMPANY

By:	/s/ Adam Karpf
Name: Adam Karpf
Title: Managing Director and Portfolio Manager

Address for Notices: 1177 Avenue of the Americas, 42nd Fl., New York, NY 10036

E-mail: Adam.Karpf@cibc.com

COMPANY:

TORTOISE ACQUISITION CORP. II

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: President and Chief Executive Officer

Signature Page to Forward Purchase Agreement